Exhibit 99.01

7000 Cardinal Place
Dublin,OH 43017
www.cardinalhealth.com

FOR IMMEDIATE RELEASE

Contacts:

Media:	Troy Kirkpatrick	Investors:	Bob Reflogal
	(614) 757-6225		(614) 757-7542
	troy.kirkpatrick@cardinal.com		bob.reflogal@cardinal.com

CARDINAL HEALTH TO REAFFIRM FISCAL 2008 GUIDANCE AND

PROVIDE SEGMENT DETAIL ON JUNE 27

DUBLIN, Ohio, June 26, 2007 – Cardinal Health has scheduled a conference call for June 27 at 8:30 a.m. EDT to reaffirm fiscal 2008 non-GAAP diluted earnings-per-share (EPS) guidance of $3.95 to $4.15 and provide segment-level detail to its long-term financial goals and fiscal 2008 targets. The company will also announce that it expects fiscal 2007 non-GAAP diluted EPS will be in the top end of the previously announced range of $3.32 to $3.40.

To access the call and corresponding slide presentation, go to the Investor page at www.cardinalhealth.com. The conference call may also be accessed by calling 617-213-8852, conference passcode 34437629. An audio replay will be available until 6 p.m. EDT on June 29 at 617-801-6888, passcode 72775436. A transcript and audio replay will also be available at www.cardinalhealth.com.

About Cardinal Health

Headquartered in Dublin, Ohio, Cardinal Health, Inc. (NYSE: CAH) is an $80 billion, global company serving the health-care industry with products and services that help hospitals, physician offices and pharmacies reduce costs, improve safety, productivity and profitability, and deliver better care to patients. With a focus on making supply chains more efficient, reducing hospital-acquired infections and breaking the cycle of harmful medication errors, Cardinal Health develops market-leading technologies, including Alaris® IV pumps, Pyxis® automated dispensing systems, MedMined® data mining surveillance and the CareFusion® patient identification system. The company also manufactures medical and surgical products and is one of the largest distributors of pharmaceuticals and medical supplies worldwide. Ranked No. 19 on the Fortune 500 and No. 1 in its sector on Fortune’s ranking of Most Admired firms, Cardinal Health employs more than 40,000 people on five continents. More information about the company may be found at www.cardinalhealth.com.

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Non-GAAP Financial Measures

The Company presents certain forward-looking non-GAAP financial measures. Non-GAAP diluted EPS from continuing operations is earnings from continuing operations, excluding special items and impairment charges and other, both net of tax, divided by diluted weighted average shares outstanding. The most directly comparable forward-looking GAAP measure is diluted earnings per share from continuing operations. The Company is unable to provide a quantitative reconciliation of this forward-looking non-GAAP measure to the most directly comparable forward-looking GAAP measure because the Company cannot reliably forecast special items and impairment charges and other, which are difficult to predict and estimate. Please note that the unavailable reconciling items could significantly impact the Company’s future financial results.

Cautions Concerning Forward-Looking Statements

Except for historical information, all other information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these uncertainties are described in Cardinal Health’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports) and exhibits to those reports, and include (but are not limited to) the following: successful integration of Cardinal Health and VIASYS Healthcare; the ability to achieve synergies from the VIASYS Healthcare transaction; competitive pressures in its various lines of business; the loss of one or more key customer or supplier relationships or changes to the terms of those relationships; changes in the distribution patterns or reimbursement rates for health-care products and/or services; the results, consequences, effects or timing of any inquiry or investigation by any regulatory authority or any legal and administrative proceedings, or settlement discussions with regulatory authorities or plaintiffs in any action against the company; uncertainties related to finalizing the pending settlement of class-action securities litigation, including obtaining court approval of the settlement; with respect to future dividends, the decision by the board of directors to declare such dividends, which is expected to consider Cardinal Health’s surplus, earnings, cash flows, financial condition and prospects at the time any such action is considered; uncertainties relating to the amount of future share repurchases by Cardinal Health, which can be affected by Cardinal Health’s then-current stock price, regulatory restraints on share repurchases, cash flows, financial condition and alternative uses of cash available to Cardinal Health at the time, as well as by the amount of any additional share repurchases authorized by the board of directors; and general economic and market conditions. Except to the extent required by applicable law, Cardinal Health undertakes no obligation to update or revise any forward-looking statement.